     As filed with the Securities and Exchange Commission on April 18, 2001

                                                   Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                       CHROMAVISION MEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation of organization)

                                   75-2649072
                      (I.R.S. Employer Identification No.)

                               33171 Paseo Cerveza
                      San Juan Capistrano, California 92675
                                 1-888-443-3310
                    (Address of principal executive offices)

                       CHROMAVISION MEDICAL SYSTEMS, INC.
                          1996 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                           DOUGLAS S. HARRINGTON, M.D.
         Chief Executive Officer and Chairman of the Board of Directors
                       CHROMAVISION MEDICAL SYSTEMS, INC.
                               33171 Paseo Cerveza
                      San Juan Capistrano, California 92675
                     (Name and address of agent for service)
                                 1-888-443-3310
          (Telephone number, including area code, of agent for service)

                                   ----------

                         Copy of all communications to:
                              Roy J. Schmidt, Esq.
                           Gibson, Dunn & Crutcher LLP
                       333 South Grand Avenue, Suite 4600
                           Los Angeles, CA 90071-3197
                                 1-213-229-7000

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                         Proposed maximum           Proposed maximum
    Title of securities            Amount to be           offering price               aggregate                 Amount of
     to be registered              registered(1)            per share               offering price          registration fee(4)
--------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value             1,037,668            $       (2)             $  10,656,535(2)              $    2,664
$.01 per share                        242,332            $   4.05(3)             $     981,445(3)              $      245
                                    ---------                                    -------------                 ----------
Total                               1,280,000                                    $  11,637,980                 $    2,909

Stock Purchase
Rights(5)

================================================================================================================================

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, recapitalizations or similar transactions in accordance with the anti-dilution provisions of the 1996 Equity Compensation Plan.

(2) Calculated pursuant to Rule 457(h), based upon the price at which options may be exercised (20,000 shares at $3.50; 20,000 shares at $4.4375; 9,000 shares at $5.125; 125,306 shares at $5.3125; 33,900 shares at $3.1875; 15,000 shares at $2.625; 25,500 shares at $2.375;
         100,000 shares at $4.25; 25,000 shares at $4.1875; 42,000 shares at
         $4.75; 65,000 shares at $12.1875; 13,250 shares at $11.25; 20,000 shares at $13.50; 5,000 shares at $11.00; 11,700 shares at $9.3125;
         23,700 shares at $10.625; 11,000 shares at $9.375 ; 20,000 shares at
         $13.0625 ; 8,500 shares at $15.25 ; 142,125 shares at $23.1875 ; 6,100 shares at $15.625 ; 4,300 shares at $13.625 ; 12,000 shares at $13.375;
         8,300 shares at $12.9375 ; 40,000 shares at $13.4375; 36,625 shares at
         $11.50 ; 70,000 shares at $12.875 ; 3,200 shares at $10.25 ; 5,000 shares at $9.00 ; 28,300 shares at $9.1875 ; and 87,862 shares at $9.25).

(3) Calculated pursuant to Rules 457(c) and (h), based upon the average of the high and low prices of the Registrant's Common Stock, as reported on the Nasdaq National Market, of $4.05 per share on April 16, 2001.

(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: proposed maximum aggregate offering price multiplied by .000250.

(5) Pursuant to the Rights Agreement of the Registrant, as amended, one stock purchase right (each a "Right") is deemed to be delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock. Accordingly, no independent value has been attributed to the Rights.

          This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 333-65815 on Form S-8 as filed with the Securities and Exchange Commission (the "SEC") on October 16, 1998 is effective. Pursuant to General Instruction E of Form S-8, the contents of the above listed Registration Statement are hereby incorporated by reference herein.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         In addition to the documents incorporated by reference in Item 3 of Registration Statement No. 333-65815, the following documents filed with the SEC are incorporated by reference in this Registration Statement:

         The description of the Registrant's Stock Purchase Rights to accompany each share of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A pursuant to the Securities Exchange Act of 1934, as amended, on March 12, 1999, as amended by amendments thereto on Form 8-A/A filed on July 2, 1999 and on October 10, 1999 and including any amendment or report filed for the purpose of updating such description (File No. 000-22677).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Gibson, Dunn & Crutcher LLP.

ITEM 8.  EXHIBITS.

         The following is a list of Exhibits required by Item 601 of Regulation S-K, which are filed as part of this Registration Statement. Where so indicated, exhibits which were previously filed are incorporated by reference.

         Exhibit Number    Exhibit
         --------------    -------

            4.1 ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan, as amended and restated

            4.2 Rights Agreement, dated as of February 10, 1999, between ChromaVision Medical Systems, Inc. and Harris Trust Company of California, as Rights Agent (filed on March 12, 1999 as Exhibit 4.2 to Form 8-K (commission file no. 000-22677) and incorporated herein by reference)

            4.3 Amendment to Rights Agreement dated June 23, 1999 between ChromaVision and Harris Trust Company of California, as Rights Agent (filed on July 2, 1999 as
                           Exhibit 4.3 to Form 8-K (commission file no.
                           000-22677) and incorporated herein by reference)

            4.4 Amendment No. 2 to Rights Agreement dated September 28, 2000, between ChromaVision and Harris Trust Company of California, as Rights Agent (filed on October 10, 2000 as Exhibit 4.5 to Form 8-K (commission file no. 000-22677) and incorporated herein by reference)

            4.5 Certificate of Designations of Series C Preferred Stock (filed on March 12, 1999 as Exhibit 4.3 to Form 8-K (commission file no. 000-22677) and incorporated herein by reference)

            5.1            Opinion of Gibson, Dunn & Crutcher LLP

           23.1            Consent of KPMG LLP

           23.2 Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1 hereto)

           24              Power of Attorney (included on signature page hereto)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Juan Capistrano, California, on April 18, 2001.

                                          CHROMAVISION MEDICAL SYSTEMS, INC.


                                          By: /s/ DOUGLAS S. HARRINGTON
                                              ----------------------------------
                                              Douglas S. Harrington, M.D.
                                              Chief Executive Officer and
                                              Chairman of the Board of Directors


         Know all persons by these presents, each person whose signature appears below constitutes and appoints Douglas S. Harrington and Kevin C. O'Boyle, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the date or dates indicated.

                  Name                                           Capacity                       Date
                  ----                                           --------                       ----

/s/ DOUGLAS S. HARRINGTON                           Chief Executive Officer (Principal      April 18, 2001
--------------------------------------------        Executive Officer) and Chairman of
Douglas S. Harrington, M.D.                         the Board of Directors


/s/ KEVIN C. O'BOYLE                                Executive Vice President,               April 18, 2001
--------------------------------------------        Operations and Chief Financial
Kevin C. O'Boyle                                    Officer (Principal Financial and
                                                    Accounting Officer)


/s/ MICHAEL F. COLA                                 Director                                April 18, 2001
--------------------------------------------
Michael F. Cola


/s/ RICHARD C. E. MORGAN                            Director                                April 18, 2001
--------------------------------------------
Richard C. E. Morgan


/s/ MARY LAKE POLAN                                 Director                                April 18, 2001
--------------------------------------------
Mary Lake Polan, M.D., Ph.D.


/s/ CHARLES A. ROOT                                 Director                                April 18, 2001
--------------------------------------------
Charles A. Root


/s/ JOHN S. SCOTT                                   Director                                April 18, 2001
--------------------------------------------
John S. Scott, Ph.D.


/s/ THOMAS R. TESTMAN                               Director                                April 18, 2001
-----------------------------------------------
Thomas R. Testman


/s/ JON R. WAMPLER                                  Director                                April 18, 2001
--------------------------------------------
Jon R. Wampler

                                  EXHIBIT INDEX

Exhibit
Number            Exhibit
-------           -------

  4.1 ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan, as amended and restated

  4.2 Rights Agreement, dated as of February 10, 1999, between ChromaVision Medical Systems, Inc. and Harris Trust Company of California, as Rights Agent (filed on March 12, 1999 as
                  Exhibit 4.2 to Form 8-K (commission file no. 000-22677) and incorporated herein by reference)

  4.3 Amendment to Rights Agreement dated June 23, 1999 between ChromaVision and Harris Trust Company of California, as Rights Agent (filed on July 2, 1999 as Exhibit 4.3 to Form 8-K (commission file no. 000-22677) and incorporated herein by reference)

  4.4 Amendment No. 2 to Rights Agreement dated September 28, 2000, between ChromaVision and Harris Trust Company of California, as Rights Agent (filed on October 10, 2000 as Exhibit 4.5 to Form 8-K (commission file no. 000-22677) and incorporated herein by reference)

  4.5 Certificate of Designations of Series C Preferred Stock (filed on March 12, 1999 as Exhibit 4.3 to Form 8-K (commission file no. 000-22677) and incorporated herein by reference)


  5.1             Opinion of Gibson, Dunn & Crutcher LLP

 23.1             Consent of KPMG LLP

 23.2 Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1 hereto)

 24               Power of Attorney (included on signature page hereto)